EX99.23(a)(6)(C)

                         ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                         UMB HEARTLAND FUND, INC.


        UMB HEARTLAND FUND, INC., (the "Corporation"), a Maryland corporation having its principal office in Baltimore, Maryland, hereby certifies, in accordance with Section 2-605 of the Maryland General Corporation Law, to the State Department of
Assessments and Taxation of Maryland that:

        ONE:    Article SECOND of the Articles of
Incorporation of the Corporation is hereby amended to change the name of the Corporation to SCOUT REGIONAL FUND, INC.

        TWO:    The Board of Directors of the Corporation on
February 28, 1995, duly adopted the foregoing amendment to Article SECOND of the Articles of Incorporation of said corporation.

        IN WITNESS WHEREOF, UMB HEARTLAND FUND, INC., has caused these Articles of Amendment to be signed by its President and attested by its Secretary on April 25, 1995.

                                        UMB HEARTLAND FUND, INC.


Attest: /s/Martin A. Cramer         By: /s/Larry D. Armel
        Martin A. Cramer                Larry D. Armel


The Undersigned, Larry D. Armel, President of UMB Heartland Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        /s/Larry D. Armel
                                        Larry D Armel, President





                       UMB HEARTLAND FUND, INC.

              RESOLUTION REGARDING CHANGE OF CORPORATE NAME

I, Martin A. Cramer, Secretary of UMB Heartland Fund, Inc., a corporation organized and existing under the laws of the state of Maryland, do hereby certify that I am the duly elected and acting Secretary of said corporation and that at a meeting of the Board of Directors of said corporation duly called, convened and held on the 28th day of February 1995, at which a quorum was present and acting throughout, the followig resolutions were unanimously adopted and are now in full force and effect:

        RESOLVED, that it is advisable to amend the Articles of Incorporation to change the name of rhe Corporation to

                Scout Regional Fund, Inc.

        RESOLVED FURTHER, that the appropriate officers are hereby authorized and directed to execute the Articles of Amendment reflecting the change in the name of the Corporation as set forth in this resolution and deliver such Articles of Amendment to the Department of Assessments and Taxation of Maryland to be filed.

The undersigned further certifies that the foregoing resolutions were adopted in accordance with the charter and by-laws of this corporation and that said resolutions are now in full force and effect.

Dated April 13, 1995

/s/Martin A. Cramer
Secretary

(SEAL)